Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Michael Hull, certify that:

1.

I have reviewed this annual report on Form 10-K/A of GelTech Solutions, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 25, 2013

/s/ Michael Hull
Michael Hull Chief Financial Officer (Principal Financial Officer)